Exhibit 99.1

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (“Regulation 13D-G”), the undersigned agree that the Schedule 13D to which this Exhibit is attached is, and any additional amendments thereto signed by each of the undersigned shall be, filed on behalf of each of them in the capacities set forth herein below, and that all subsequent amendments to such Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. It is understood and agreed that the joint filing of the Schedule 13D shall not be construed as an admission that the persons named herein constitute a group for purposes of Regulation 13D-G.

Dated: January 23, 2020

1315 CAPITAL II, L.P.

By:	1315 CAPITAL MANAGEMENT II, LLC, its General Partner

By:	/s/ Adele C. Oliva
Name:	Adele C. Oliva
Title:	Managing Member

1315 CAPITAL MANAGEMENT II, LLC

By:	/s/ Adele C. Oliva
Name:	Adele C. Oliva
Title:	Managing Member